Exhibit 10.1

US Bank/Park Dental

Amendment Agreement 2/26

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is made and entered into as of the 13th day of February, 2026, but with an effective date of January 1, 2026, by and among PDG, P.A., a Minnesota professional association (“PDG”), DENTAL SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company (“Dental Specialists”), ORTHODONTIC SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company (“OSM”), PARK DENTAL PARTNERS, INC., a Minnesota corporation (“Park Dental Partners”), THE FACIAL PAIN CENTER, PLLC, a Minnesota professional limited liability company (“Facial PC”), and PDP MN, LLC, a Minnesota limited liability company (“PDP MN,” and individually, collectively and jointly and severally with PDG, Dental Specialists, OSM, Park Dental Partners and Facial PC, the “Borrowers”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, the Borrowers and the Lender entered into that certain Amended and Restated Credit Agreement dated as of March 27, 2024 (as the same may be amended, modified, supplemented, renewed or restated, the “Credit Agreement”), concerning the extension by the Lender to the Borrowers of (i) a revolving line of credit in the original principal amount of up to $15,000,000 (the “Revolving Loann”) and (ii) a term loan in the original principal amount of $13,000,000 (the “Term Loan,” and collectively with the Revolving Loan, the “Loans”); and

WHEREAS, the obligation of the Borrowers to repay the Revolving Loan is evidenced by that certain Second Amended and Restated Revolving Note dated as of March 27, 2024 (as the same may be amended, modified, supplemented, renewed or restated, the “Revolving Note”), executed by the Borrowers and payable to the Lender in the original principal amount of $15,000,000; and

WHEREAS, as of the date hereof, the outstanding principal balance of the Revolving Note is $0, together with accrued interest thereon; and

WHEREAS, the obligation of the Borrowers to repay the Term Loan is evidenced by that certain Term Note dated as of March 27, 2024 (as the same may be amended, modified, supplemented, renewed or restated, the “Term Note,” and collectively with the Revolving Note, the “Notes”), executed by the Borrowers and payable to the Lender in the original principal amount of $13,000,000; and

WHEREAS, as of the date hereof, the outstanding principal balance of the Term Note is $9,457,124.24, together with accrued interest thereon; and

WHEREAS, the Notes and the other obligations of the Borrowers to the Lender are secured by the Security Documents (as defined in the Credit Agreement); and

WHEREAS, the Borrower have informed the Lender that the Borrowers created a wholly owned Subsidiary, PDP AZ, LLC, a Minnesota limited liability company (the “New Subsidiary”); and

US Bank/Park Dental

Amendment Agreement 2/26

WHEREAS, the Borrowers have requested the Lender to (i) extend availability under the Revolving Loan, (ii) consent to the formation of the New Subsidiary, and (iii) modify certain financial covenants and make certain other modifications to the Credit Agreement as a result of the initial public offering consummated by Park Dental Partners as more particularly set forth herein; and

WHEREAS, the Lender is willing to agree to provide a limited extension of availability under the Loan in accordance with the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. All terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement and the other Loan Documents.

2.	New Subsidiary. The Lender hereby consents to the formation of the New Subsidiary subject to satisfaction of the New Subsidiary Conditions (as defined herein). The Borrowers have requested additional time to (a) enter into a definitive amendment to the loan documents, and (b) provide to the Lender all of the required due diligence documentation in connection with adding in the New Subsidiary as a co-Borrower including, without limitation, a written action or resolution authorizing the same, an operating agreement for the New Subsidiary and current lien searches against the New Subsidiary ((a) and (b) are collectively referred to as the “New Subsidiary Conditions”). The Borrowers shall comply with the New Subsidiary Conditions on or before April 30, 2026, and the failure to do so shall constitute an Event of Default.

3.	Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

A.	The definition of “Adjusted EBITDAR” in Section 1.1 is hereby amended by deleting the same in its entirety and replacing it with the following:

“Adjusted EBITDAR” means, as of each Measurement Date and based on the immediately prior 12 months, Net Income before interest, taxes, depreciation expense and amortization expense, plus 15% of Doctor Compensation (excluding benefits) through December 31, 2025, plus non cash Deferred Compensation expense, minus Deferred Compensation cash payments, plus operating lease expense, plus non cash expenses and losses, minus non cash income and gains, and plus restructuring expenses for corporate structure changes that are not a recurring part of operations.

B.	The definition of “Indebtedness for Borrowed Money” in Section 1.1 is hereby amended by deleting the same in its entirety and replacing it with the following:

“Indebtedness for Borrowed Money” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all indebtedness secured by any lien upon property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all Swap Obligations, and (f) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money. For the avoidance of doubt, the balance of such acquisition installments or earnout liabilities on the Borrowers’ balance sheet is deemed indebtedness for the deferred purchase price of property or services.

US Bank/Park Dental

Amendment Agreement 2/26

C.	The definition of “Fixed Charge Coverage Ratio” in Section 1.1 is hereby amended by deleting the same in its entirety and replacing it with the following:

“Fixed Charge Coverage Ratio” means, as of each Measurement Date and based on the immediately prior 12 months, the ratio of (a) Adjusted EBITDAR less cash taxes less cash dividends less maintenance capital expenditures defined as 30% of depreciation, to (b) operating lease expense plus scheduled principal payments on all Indebtedness for Borrowed Money plus cash interest payments. For the avoidance of doubt, scheduled payments on acquisition installments or earnouts related to acquisitions are deemed scheduled principal payments on Indebtedness for Borrowed Money.

D.	The definition of “Maturity Date” in Section 1.1 is hereby amended by deleting the same in its entirety and replacing it with the following:

“Maturity Date” means (a) for the Term Note, the earlier of March 27, 2029, or the Revolving Credit Termination Date, and (b) for the Revolving Note, March 27, 2029.

E.	Section 5.1(b) is hereby amended by deleting the phrase “as soon as available and in any event by no later than forty five (45) days after the end of each fiscal quarter of the Borrowers,” and replacing it with the phrase “as soon as available and in any event by no later than forty five (45) days after the end of the fiscal quarters of the Borrowers ending March 31, June 30, and September 30.”

F.	Section 5.14 is hereby amended by deleting the same in its entirety and replacing it with the following:

Section 5.14 Minimum Fixed Charge Coverage Ratio. On each Measurement Date on a combined basis, the Borrowers shall achieve and maintain a Fixed Charge Coverage Ratio of not less than 1.15 to 1.00.

US Bank/Park Dental

Amendment Agreement 2/26

G.	Section 5.15 is hereby amended by deleting the same in its entirety and replacing it with the following:

Section 5.15 Total Cash Flow Leverage Ratio. On each Measurement Date on a combined basis, the Borrowers shall achieve and maintain a Total Cash Flow Leverage Ratio of not more than 4.00 to 1.00.

H.	The following new subsection is hereby added to Section 6.2:

(g)         unsecured indebtedness owed to sellers in connection with continued employment terms or acquisitions in the form of acquisition installment notes (i.e. earnouts) existing on or before February 1, 2026 or incurred during Potential Acquisitions as permitted by Section 6.4(a)(iv) and 6.4(c) herein.

I.	The following new subsection is hereby added to Section 6.4(a):

(v)         loans to shareholders in connection with the tax liability of vesting Restricted Stock Units due to the S-1A filed with the United States Securities and Exchange Commission under Registration Number 333-290001 on September 24, 2025, in an aggregate amount not to exceed $3,000,000 at any time.

J.	The Compliance Certificate attached to the Credit Agreement as Exhibit A is hereby replaced with the replacement Compliance Certificate attached hereto as Exhibit A.

4.	Conditions Precedent. This Amendment shall be effective when this Amendment has been fully executed and the following conditions precedent are satisfied in a manner acceptable to the Lender:

(a)	Receipt by the Lender of an original of this Amendment.

(b)	Payment to the Lender of all costs and expenses, attorneys’ fees and filing fees paid or incurred by the Lender in connection with the preparation of this Amendment and the documents related hereto and the closing and consummation of the transaction contemplated hereby.

(c)	Such other documents and information as the Lender may reasonably require in connection with this Amendment.

5.	Reaffirmation of Loan Documents. Each Borrower hereby repeats and reaffirms each and all of its respective obligations under the Loan Documents, agrees that the obligations secured pursuant to the Security Documents include, without limitation, the Notes, and agree that the Loan Documents are in full force and effect as of the date hereof, not subject to any offset, defense or counterclaim.

US Bank/Park Dental

Amendment Agreement 2/26

6.	Costs and Expenses. The Borrowers shall pay as a condition to the Lender’s execution and delivery of this Amendment all costs and expenses, including attorneys’ fees and filing fees, paid or incurred by the Lender in connection with the preparation of this Amendment and the documents related hereto and the closing and consummation of the transaction contemplated hereby.

7.	No Waiver. The Borrowers hereby acknowledge and agree that, by executing and delivering this Amendment and the documents related hereto, the Lender is not waiving any existing Default or Event of Default whether known or unknown, or any event, condition or circumstance, whether known or unknown, which with the giving of notice or the passage of time or both would constitute a Default or Event of Default, nor is the Lender waiving any of its rights or remedies under the Loan Documents. Nothing herein entitles any party to any future consent to any waiver or modification of any of the terms, conditions, obligations, covenants or agreements in the Loan Documents in similar or different circumstances. This Amendment supersedes any oral communications concerning the consents herein.

8.	No Setoff. The Borrowers hereby acknowledge and agree with the Lender that no events, conditions or circumstances have arisen or exist as of the date hereof which would give the Borrowers the right to assert a defense, counterclaim and/or setoff any claim by the Lender for payment of amounts owing under the Loan Documents. Any defense, right of setoff or counterclaim which might otherwise be available to the Borrowers is hereby fully and finally waived and released in all respects.

9.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the choice of law provisions thereof.

10.	Headings. The descriptive headings for the several sections of this Amendment are inserted for convenience only and not to define or limit any of the terms or provisions hereof.

11.	Representations. The Borrowers hereby warrant and represent to the Lender that (i) each and all of the representations and warranties set forth and contained in the Loan Documents are true, correct and complete in all respects as of the date hereof except to the extent such representations and warranties are no longer applicable; (ii) no Default or Event of Default has occurred or is continuing as of the date hereof; (iii) each has full power and authority to execute and deliver this Amendment and the documents related hereto, and that this Amendment and all the documents related hereto constitute the legal, valid and binding obligations of said party, enforceable in accordance with their respective terms; and (iv) each has fully considered the terms of this Amendment and the documents related hereto and have had the opportunity to discuss this Amendment and the documents related hereto with its or his legal counsel, and is executing this Amendment and the documents hereto without any coercion or duress on the part of the Lender.

US Bank/Park Dental

Amendment Agreement 2/26

12.	Further Assurances. The Borrowers hereby agree to execute and deliver such other further agreements, documents and instruments as is deemed necessary or advisable by the Lender in order to effectuate the purposes of this Amendment.

13.	Release. The Borrowers hereby release the Lender and each of its officers, directors, employees, legal counsel and other representatives from any and all claims, demands, causes of action, liability, damage, loss, costs and expenses which it has paid, incurred or sustained or believed that it has paid, incurred or sustained, known or unknown, absolute or contingent, liquidated or unliquidated, as a result of or related to (i) the transactions evidenced by or related to the Loans (and each other loan originally made under the Credit Agreement), the Loan Documents, this Amendment, (ii) any acts or omissions of the Lender or any of its officers, directors, agents or employees in connection therewith or related thereto, or (iii) the extension or denial of credit.

14.	Merger. All prior oral and written communications, commitments, alleged commitments, promises, alleged promises, agreements, and alleged agreements by or between the Lender and the Borrowers in connection with the Loans are hereby merged into the Loan Documents, as amended by this Amendment; shall be of no further force or effect; and shall not be enforceable unless expressly set forth in the Loan Documents, as amended by this Amendment. All commitments, promises, and agreements of the parties hereto are set forth in this Amendment and the Loan Documents and no other commitments, promises, or agreements, oral or written, of any of the parties hereto shall be enforceable against any such party.

15.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16.	Original Terms. Except as expressly amended herein and in any prior amendment, the Loan Documents shall be and remain in full force and effect in accordance with their original terms.

17.	Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Amendment.

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US Bank/Park Dental

Amendment Agreement [2/26]

IN WITNESS WHEREOF, the parties hereto have made and entered into this Amendment Agreement as of the day and year first above written.

BORROWERS:

PDG, P.A., a Minnesota professional association

By:	/s/ Christopher Steele, D.D.S.
Christopher Steele, D.D.S.
Its President

ORTHODONTIC SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company

By:	/s/ Alan S. Law, D.OS PhD.
Alan S. Law, D.OS PhD.
Its President

DENTAL SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company

By:	/s/ Alan S. Law, D.D.S., PhD.
Alan S. Law, D.D.S., PhD.
Its President

US Bank/Park Dental

Amendment Agreement [2/26]

BORROWERS:

PARK DENTAL PARTNERS, INC., a Minnesota corporation

By:	/s/ Peter G. Swenson
Peter G. Swenson
Its Chief Executive Officer

THE FACIAL PAIN CENTER, PLLC, a Minnesota professional limited liability company

By:	/s/ Christopher Steele, D.D.S.
Christopher Steele, D.D.S.
Its Manager

PDP MN, LLC, a Minnesota limited liability company

By:	/s/ Peter G. Swenson
Peter G. Swenson
Its Chief Executive Officer

US Bank/Paik Dental Amendment

Agreement [2/26]

LENDER:

U.S. BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Tyler Morgan
	Name:	Tyler Morgan
	Its:	Vice President

EXHIBIT A

COMPLIANCE CERTIFICATE

To:	U.S. Bank National Association

Date:	___________

In accordance with our Amended and Restated Credit Agreement dated as of March 27, 2024 (as the same has been amended from time to time, the “Credit Agreement”), attached are the financial statements of PDG, P.A., a Minnesota professional association, DENTAL SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company, ORTHODONTIC SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company, PARK DENTAL PARTNERS, INC., a Minnesota corporation, THE FACIAL PAIN CENTER, PLLC, a Minnesota professional limited liability company, and PDP MN, LLC, a Minnesota limited liability company (collectively, the “Borrowers”) as of and for _________, 20___ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). Unless otherwise defined herein, all terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year- end audit adjustments, and fairly present the Borrowers’ financial condition and the results of their operations as of the date thereof and for the fiscal year-to-date period then ended.

Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

I hereby further certify to the Lender as follows:

(1)            Minimum Fixed Charge Coverage Ratio. Pursuant to Section 5.14 of the Credit Agreement, as of the Reporting Date, the Borrowers’ Fixed Charge Coverage Ratio was __ to 1.00 which ☐ satisfies ☐ does not satisfy the required minimum ratio of 1.15 to 1.00 as of each Measurement Date, based on the immediately prior 12-months.

(2)            Total Cash Flow Leverage Ratio. Pursuant to Section 5.15 of the Credit Agreement, as of the Reporting Date, the Borrowers’ Total Cash Flow Leverage Ratio was __ to 1.00 which ☐ satisfies ☐ does not satisfy the required maximum ratio of 4.00 to 1.00 as of each Measurement Date.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

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US Bank/Park Dental

Amendment Agreement 2/26

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

By:
CJ Bernander
Chief Financial Officer of the Borrowers

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